Exhibit 1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G/A, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G/A shall also be filed on behalf of each of them.

Dated: November 14, 2025	Valor IV Pharma Holdings, LLC

By: Valor Equity Associates IV L.P., as general partner of its members
By: Valor Equity Capital IV LLC, its general partner
By: Valor Management L.P., its managing member

By:	/s/Antonio J. Gracias
Name:	Antonio J. Gracias
Title:	CEO

Valor Equity Partners IV L.P.

By: Valor Equity Associates IV L.P., its general partner
By: Valor Equity Capital IV LLC, its general partner
By: Valor Management L.P., its managing member

By:	/s/Antonio J. Gracias
Name:	Antonio J. Gracias
Title:	CEO

Valor Equity Partners IV-A L.P.

By: Valor Equity Associates IV L.P., its general partner
By: Valor Equity Capital IV LLC, its general partner
By: Valor Management L.P., its managing member

By:	/s/Antonio J. Gracias
Name:	Antonio J. Gracias
Title:	CEO

Valor Equity Partners IV-B L.P.

By: Valor Equity Associates IV L.P., its general partner
By: Valor Equity Capital IV LLC, its general partner
By: Valor Management L.P., its managing member

By:	/s/Antonio J. Gracias
Name:	Antonio J. Gracias
Title:	CEO

Valor Equity Associates IV L.P.

By: Valor Equity Capital IV LLC, its general partner
By: Valor Management L.P., its managing member

By:	/s/Antonio J. Gracias
Name:	Antonio J. Gracias
Title:	CEO

Valor Equity Capital IV LLC

By: Valor Management L.P., its managing member

By:	/s/Antonio J. Gracias
Name:	Antonio J. Gracias
Title:	CEO

Valor Management L.P.

By:	/s/Antonio J. Gracias
Name:	Antonio J. Gracias
Title:	CEO

/s/Antonio J. Gracias
Name: Antonio J. Gracias

/s/Juan A. Sabater
Name: Juan A. Sabater